Exhibit 99.1

SandRidge Mississippian Trust I

SandRidge Mississippian Trust I Announces Distribution of $1.07 Per Unit

SandRidge Mississippian Trust I

The Bank of New York Mellon Trust Company, N.A., Trustee

For Immediate Release

AUSTIN, Texas July 22, 2011 — SANDRIDGE MISSISSIPPIAN TRUST I (NYSE: SDT) announced today that its distribution for the period from January 1, 2011 through May 31, 2011 will be $1.068461 per unit. The distribution is expected to be distributed on or before August 30, 2011 to holders of record as of the close of business on August 15, 2011. The Trust was formed by SandRidge Energy, Inc. (“SandRidge”) in late 2010 to own royalty interests in oil and natural gas properties owned by SandRidge in the Mississippian formation in Alfalfa, Garfield, Grant, Major and Woods counties in Oklahoma and is entitled to receive portions of the proceeds attributable to SandRidge’s interest in the sale of production from the properties. As described in the Trust’s filings, the amount of the quarterly distributions is expected to fluctuate from quarter to quarter, depending on the proceeds received by the Trust as a result of actual production volumes, oil and natural gas prices and the amount and timing of the Trust’s administrative expenses, among other factors. Although there is no assurance of any minimum distribution in any quarterly period, during the subordination period (as described in the Trust’s filings), holders of Common Units will be entitled to receive an amount equal to the “Subordination Threshold” (which varies from quarter to quarter) prior to any distribution being made for that quarter in respect of the Subordinated Units. SandRidge is the holder of all of the Subordinated Units. If the amount available for distribution in any quarterly period is sufficient to distribute an amount equal to the Subordination Threshold to the holders of all units (including the Subordinated Units), any additional balance is distributed to holders of all units, up to the amount of the Incentive Threshold for the quarter. Common units are entitled to receive 50% of any amount in excess of the Incentive Threshold for the quarter.

SandRidge Energy, Inc., the sponsor of the SandRidge Mississippian Trust I announced that it will host a conference call on August 12th at 8:00 am CDT. The call information is 1-800-561-2693 (domestic) or 1-617-614-3523 (international). The participant code for both numbers is 96166705. The call may also be accessed via the internet at http://phx.corporate-ir.net/playerlink.zhtml?c=247447&s=wm&e=4155857. A replay of the call can be accessed from August 12, 2011 (11:00 AM, EDT) through August 19, 2011 (11:59 PM, EDT) by calling 1-888-286-8010 (domestic) or 1-617-801-6888 (international). The participant code for both replay lines is 51412017.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unit holders. The anticipated distribution is based, in part, on the amount of cash received or expected to be received by the Trust from SandRidge with respect to the relevant period. Any differences in actual cash receipts by the Trust could affect this distributable amount. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither SandRidge nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in Common Units issued by SandRidge Mississippian Trust I is subject to the risks described in the Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and all of its other filings with the Securities and Exchange Commission (“SEC”). The Trust’s quarterly and other filed reports are or will be available over the Internet at the SEC’s web site at http://www.sec.gov.

Contact:	SandRidge Mississippian Trust I
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
919 Congress Avenue Austin, TX 78701